UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2005

NORTH AMERICAN TECHNOLOGIES

GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

14315 West Hardy Road, Houston, Texas 77060

(Address of principal executive offices)

(281) 847-0029

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 27, 2004, the Nasdaq Stock Market notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Marketplace Rule 4310(c)(4) (the “Rule”). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company was provided 180 calendar days, or until July 26, 2004, to regain compliance with the Rule. On July 27, 2004, the Company was provided an additional 180 calendar day compliance period, or until January 21, 2005, to demonstrate compliance.

On January 24, 2005, the Nasdaq Stock Market notified the Company that it had not regained compliance with the Rule and that the Company’s common stock will be delisted from the SmallCap market at the opening of business on February 2, 2005. On January 27, 2005, the Company filed an appeal of this delisting notification with the Nasdaq Listing Qualifications Panel (the “Panel”) and the Company met with the Panel on March 10, 2005, to discuss the delisting determination.

On April 12, 2005, the Company received notice from the Panel that the Panel has determined to continue the listing of the Company’s common stock on the Nasdaq SmallCap Market under the following exceptions: On or before June 15, 2005, the Company must (1) evidence a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days, and (2) evidence stockholders’ equity of at least $2,500,000, and make a public disclosure to that effect. In order to fully comply with the terms of this exception, the Company must be able to demonstrate compliance with all requirements for continued listing. In the event the Company fails to do so, its common stock will be delisted from the Nasdaq Stock Market.

The Panel also informed the Company that SmallCap companies operating under exceptions are required to append a fifth character “C” to their trading symbol. Accordingly, effective with the open of business on April 14, 2005, the trading symbol for the Company’s common stock was changed from “NATK” to “NATKC”.

On April 22, 2005, the Nasdaq Stock Market informed the Company that the Company is no longer in compliance with the shareholders’ equity/market value of listed securities/net income requirement set forth in Nasdaq Marketplace Rule 4310(c)(2) or the audit committee composition requirements set forth in Nasdaq Marketplace Rule 4350-1(d)(2)(c). The Panel will consider these additional issues in determining whether continued listing is appropriate and may choose to delist the Company’s common stock.

The Nasdaq Stock Market Staff also noted that (i) by July 31, 2005, the Company must meet all requirements of Marketplace Rule 4350(d) which states, in part, that each issuer must have an audit committee of at least three independent members and (ii) by its second annual meeting

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after January 15, 2004, but not later than December 31, 2005, the Company must implement all new requirements relating to board composition as set forth in Marketplace Rule 4350. The Company’s board of directors is working to add a sufficient number of additional independent directors so that it can be in full compliance with Marketplace Rule 4350 by July 31, 2005.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c)	Exhibits.

Exhibit 99.1 Press Release issued by the Company on April 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Joe B. Dorman
Joe B. Dorman, CFO

Dated: April 28, 2005

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